                                                                      Exhibit 11
                                                                      ----------


                    COMPUTER NETWORK TECHNOLOGY CORPORATION

Statement Re:  Computation of Net Income Per Common and Common Equivalent Share

                                  (Unaudited)

                                             Three Months Ended           Six Months Ended
                                                  June 30,                    June 30,

                                             1996           1995          1996           1995
                                         -----------     ----------     ----------   ------------


Net Income                               $ 1,180,956    $ 2,433,775    $ 1,200,104    $ 4,181,277
                                         ===========    ===========    ===========    ===========

Primary Earnings Per Share:
- ---------------------------
Weighted average number of
  common shares outstanding               23,201,993     22,536,615     23,118,114     22,476,474


Dilutive effect of outstanding common
  equivalent shares                          606,779      1,207,079        508,654      1,055,721
                                         -----------    -----------    -----------    -----------


Weighted average number of common and
  common equivalent shares outstanding    23,808,772     23,743,694     23,626,768     23,532,195
                                         -----------    -----------    -----------    -----------

Net income per common and common
 equivalent share                               $.05           $.10           $.05           $.18
                                         ===========    ===========    ===========    ===========

Fully Diluted Earnings Per Share:
- ---------------------------------
Weighted average number of common
 shares outstanding                       23,201,993     22,536,615     23,118,114     22,476,474


Dilutive effect of outstanding common
 equivalent shares                           606,779      1,302,874        635,642      1,312,079
                                         -----------     ----------    -----------    -----------

Weighted average number of common and
 common equivalent shares outstanding     23,808,772     23,839,489     23,753,756     23,788,553
                                         ===========     ==========    ===========    ===========


 Net income per common and common
  equivalent share                              $.05           $.10           $.05           $.18
                                         ===========     ==========     ==========     ==========
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